Exhibit 99.1:

This Statement on Form 4 is filed by Edgar Lee.   The principal business address of Edgar Lee  is 333 South Grand Avenue, 28th Floor, Los Angeles, CA 90071.

Name of Designated Filer: Edgar Lee

Date of Event Requiring Statement: August 15, 2012

Issuer Name and Ticker or Trading Symbol: CHTR

/s/ Edgar Lee

By	Signature of Reporting Person